Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

BBB Foods Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common shares, no par value	Rule 457(a)	38,709,677	$17.50	$677,419,348	(2)	$0.00014760	$99,988
Fees Previously Paid	Equity	Class A common shares, no par value	Rule 457(a)	32,258,064	$16.50	$532,258,056	(3)	$0.00014760	$78,562

	Total Offering Amounts					$677,419,348			$99,988
	Total Fees Previously Paid								$78,562
	Total Fee Offsets								—
	Net Fee Due								$21,426

(1)	Includes Class A common shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.